                                                                   EXHIBIT 10.20





                                 April 16, 1997

Mr. Ronald N. Clawson
The Carbide/Graphite Group, Inc.
One Gateway Center
Pittsburgh, Pennsylvania 15222

Dear Ron:

          We refer to your employment agreement with The Carbide/Graphite Group, Inc. (the "Corporation") dated March 31, 1995 (the "Employment Agreement"). This letter will serve to confirm our understanding regarding the termination of your employment with the Corporation, as follows:

     1. Termination of Employment Agreement. The Employment Agreement is hereby
        -----------------------------------
terminated in its entirety and shall no longer have any force or effect. You hereby resign as an officer of the Corporation, its affiliates, subsidiaries and business units, and as a director of the Corporation, effective as of April 30, 1997.

     2. Severance; Consulting. For a period of 24 consecutive months commencing
        ---------------------
May 1, 1997, the Corporation shall pay to you on the first day of each such month the sum $19,917, less any required withholding under applicable law. The Corporation may make such payments on a bimonthly basis if it so elects. If requested by the Corporation during such 24-month period and in consideration of the payments provided for in this Section 2, you will be available for consultation regarding the Corporation's operations and activities (including the Carbide
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October 27, 1997
Page 2

Products business unit, from time to time at a mutually acceptable time and place. You will be reimbursed for any out-of-pocket costs incurred by you and necessitated by any travel.

     3. Bonus; Profit Sharing. You shall not be entitled to a bonus pursuant to
        ---------------------
the Corporation's Annual Incentive Bonus Compensation Plan for the current fiscal year ending July 31, 1997 (the "1997 Fiscal Year"), but you shall be entitled to receive your pro rata profit sharing benefit for the current 1997 Fiscal Year under the Corporation's Savings Investment Plan for the period through April 30, 1997. Of course, you shall be entitled to your vested benefits under the Corporation's Compensation Deferral Plan in accordance with the terms of such Plan.

     4. Insurance Benefits. For a period of 24 months commencing May 1, 1997,
        ------------------
the Corporation shall afford to you at its expense health insurance benefits (including medical and dental) and life insurance equivalent to the benefits enjoyed by you on the date hereof.

     5. Stock Options. You currently hold options to purchase 20,000 shares of
        -------------
the Corporation's common stock at an exercise price of $2.00 per share pursuant to the Corporation's 1991 Stock Option Plan, which options expire in September 1998 and are fully vested and exercisable. Pursuant to the provisions of the Stock Option Plan such options shall terminate on the seventh anniversary of the date of grant (September 23, 1998) and you shall be entitled to exercise such options until such date. The stock options granted to you in 1996 pursuant to the 1995 Stock Option Plan are hereby terminated.

     6. Release. You acknowledge that, other than as set forth herein, you have
        -------
no other claims against the Corporation, and you are concurrently herewith executing the Release attached hereto as Attachment I.
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October 27, 1997
Page 3

     7.  Confidentiality; Non-Compete.  You hereby agree to be bound by the
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confidentiality provisions set forth in Attachment II (paragraphs (a), (c) and
(d)) for a period of three years from the date hereof and the non-competition provisions set forth in Attachment II (paragraphs (b), (c) and (d)) for a period of two years from the date hereof.

     8. Successors. (a) This letter agreement is personal to you and without the
        ----------
prior written consent of the Corporation shall not be assignable by you other than by will or the laws of descent and distribution.

     b) This letter agreement shall inure to the benefit of and be binding upon the Corporation and its successors.

     9.  Miscellaneous.  (a)  This letter agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


              If to you:

              Ronald N. Clawson
              1703 Sturbridge Drive
              Sewickley, Pennsylvania 15143
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October 27, 1997
Page 4

              If to the Corporation:

              The Carbide/Graphite Group, Inc.
              One Gateway Center, 19th Floor
              Pittsburgh, Pennsylvania  15222

              Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) The Corporation may withhold from any amounts payable under this letter agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (d) The Corporation's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

Your failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

     (e) This letter agreement embodies the entire agreement between the parties with respect to the subject matter hereof and may not be changed or terminated orally.

     (f) At your request, the Corporation will pay, or reimburse you for, the reasonable charges of an outplacement service.

     10. Counsel. You acknowledge that you have consulted with independent legal
         -------
counsel (other than counsel acting for the Corporation) or have had the opportunity to consult such counsel but declined to do so, in connection with the negotiation and execution of this agreement.
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October 27, 1997
Page 5

     11. No Disparagement. The Corporation and you each agree not to disparage
         ----------------
the other; provided that the Corporation and its directors and you may take such actions as may be required by applicable law or to enforce this Agreement or to defend against a claim related thereto or, in the case of the directors of the Corporation, to satisfy their fiduciary responsibilities.

     12. Confidentiality. The parties hereto shall not divulge the terms of this
         ---------------
agreement to third parties generally, for any purpose detrimental to the Corporation, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto and except that the Corporation may reveal such terms to its stockholders, financing sources, accountants, legal counsel, directors and management employees and such other parties as the Corporation's Board of Directors in good faith shall deem necessary or desirable.

          If the foregoing correctly sets forth our understanding, please execute one copy of this letter agreement and return it to the Corporation, at which time it shall be a binding agreement between you and the Corporation.

                                       Very truly yours,

                                       THE CARBIDE/GRAPHITE GROUP, INC.

                                       By:    /s/ Walter B. Fowler
                                         --------------------------------------


Accepted and Agreed:

     /s/ Ronald N. Clawson
----------------------------------
Ronald N. Clawson

                                 ATTACHMENT II
                                 -------------

                   Confidential Information; Non-Competition
                   -----------------------------------------

     (a) You agree that (i) you shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or its affiliates, and their respective or former businesses which shall not be public knowledge (which term shall not include information which becomes public as a result of your act or acts of your representatives in violation of this Agreement), including, without limitation, customer lists, bid proposals, contracts, matters subject to litigation, technology or financial information of the Corporation or its subsidiaries, confidential information received from third parties with whom the Corporation has business relationships, and other know-how, and (ii) you shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it in writing.


     (b) Without the prior written approval of the Corporation, you agree that you will not, directly or indirectly, (i) own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or consultant or otherwise with, or have any financial interest in (except for (A) ownership as of the date hereof, (B) any ownership in the common stock of the Corporation, or (C) any ownership of less than 5% of the outstanding equity interest) any entity engaged in (I) the manufacture of graphite electrodes, (II) the manufacture of calcium carbide and specialty graphite products, or (III) the refining of products required for the production of, or the production of, needle coke, or the manufacture or marketing of calcium carbide, calcium carbide desulfurizing products, calcium carbide used in metallurgical applications and calcium hydrate or (IV) the manufacture or marketing of any products which compete with any of the Corporation's principle product lines currently offered for sale in the markets in which the Corporation presently solicits business or (ii) solicit or contact any employee of the Corporation or its affiliates with a view to inducing or encouraging such employee to leave the employ of the Corporation or its affiliates for the purpose of being employed by you, an employer affiliated with you, or any competitor of the Corporation or any affiliate thereof.

     (c) You acknowledge that the provisions of this Attachment II are reasonable and necessary for the protection of the Corporation and that the Corporation will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, you agree that, in addition to any other relief to which the Corporation may be entitled in the form of actual or punitive damages, the Corporation shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of a bond therefor) for the purposes of restraining you from any actual or threatened breach of such provisions.

     (d) Although the restrictions contained in this Attachment II are considered by the parties hereto be fair and reasonable in the circumstances, it is recognized that restrictions of the nature contained in this Attachment II may fail for technical reasons, and accordingly if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in this Attachment shall apply, at the election of the Corporation, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void and unenforceable.

                                General Release
                                ---------------

          Notice:  This is a very important legal document and you should
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carefully review and understand the terms and effect of this document before signing it. By signing this General Release you are agreeing to completely release the Company from all liability to you. Therefore, you should consult with an attorney before signing the General Release. You have 21 days from the date of the distribution of this document to consider this document. if you have not returned a signed copy of the General Release by that time, we will assume that you have elected not to sign the General Release. If you choose to sign the General Release, you will have an additional 7 days following the date of your signature to revoke the agreement and the agreement shall not become effective or enforceable until the revocation period has expired.

          In consideration of benefits to which I would not otherwise be entitled offered to me by The Carbide/Graphite Group, Inc., I hereby release and discharge The Carbide/Graphite Group, Inc., and their affiliates, parents, subsidiaries, successors, and predecessors, and all of their employees, agents, officers and directors (hereinafter collectively referred to as "the Company") from any and all claims and/or causes of action, known or unknown, which I may have or could claim to have against the Company up to and including the date of my signing of this General Release. This General Release includes, but is not limited to, all claims arising from or during my employment or as a result of the termination of my employment and all claims arising under federal, state or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin or any other protected characteristic, including, but not limited to, any and all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and/or claims growing out of any legal restrictions, expressed or implied, on the Company's right to control or terminate the employment of its employees.

          By signing below, I acknowledge that I have carefully read and fully understand the provisions of this General Release. I further acknowledge that I am signing this General Release knowingly and voluntarily and without duress, coercion or undue influence. I further agree that should I file a lawsuit in court which is found to be barred in whole or part by this General Release, I will pay the legal fees incurred by the Company in defending those claims found to be barred. This Agreement constitutes the total and complete understanding between me and the Company relating to the subject matter covered by this General Release, and all other prior or contemporaneous written or oral agreements or representations, if any, relating to the subject matter of this General Release are null and void. It is also expressly understood and agreed that the terms of this General Release may not be altered except in a writing signed by both me and the Company.


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INTENDING TO BE LEGALLY BOUND, I hereby set my hand below:

WITNESSED BY:


     /s/ Walter E. Damian                   /s/ Ronald N. Clawson
----------------------------------    -------------------------------------


Dated:         4/25/97                Dated:       4/25/97
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